SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 31, 2005, Kite Realty Group, L.P. (the “Operating Partnership”), of which Kite Realty Group Trust (the “Company”) is the sole general partner, entered into a contribution agreement with Brentwood Holdings, LLC (“Holdco”), and Alvin E. Kite, Jr., John A. Kite, Paul W. Kite and Thomas K. McGowan (collectively, the “Principals”), pursuant to which the Operating Partnership acquired a 100% interest in Tarpon Springs Plaza, a 15-acre development site located at the southeast corner of I-75 and Immokalee Road in Naples, Florida.

In August 2004, in connection with the Company’s initial public offering, the Operating Partnership was granted an option to purchase the Principals’ interest in the Tarpon Springs Plaza development property.  The Company elected to accelerate the acquisition of the property prior to stabilization as construction is set to commence in the early summer of 2005, although there can be no assurance that construction will commence at that time.  The transaction was approved by the outside members of Company’s Board of Trustees.

Pursuant to the contribution agreement, the Operating Partnership acquired the Principals’ 100% interest in the development property by acquiring 100% of the membership interests in the entity that owns the development property.  The aggregate purchase price was approximately $7.2 million, which includes the assumption and repayment of indebtedness.  A portion of the purchase price, approximately $3.1 million, equaled the Principals’ cost in the project with no profit, and was paid through the issuance of 214,049 units of limited partnership interest in the Operating Partnership.  In addition, the Operating Partnership assumed approximately $220,000 in accounts payable and repaid another approximately $3.9 million in existing indebtedness on the development property.

In addition, pursuant to the terms of the contribution agreement, the Company has agreed to amend the registration rights agreement dated as of August 16, 2004 among the Company, the Principals and the other persons named therein to provide Holdco and the Principals with registration rights as to the common shares of beneficial interest, par value $0.01 per share, of the Company issuable upon redemption of the units of limited partnership interest issued pursuant to the contribution agreement.

A copy of the contribution agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit Number	Description
10.1	Contribution Agreement, dated as of March 31, 2005, by and among Kite Realty Group, L.P., Brentwood Holdings, LLC and Alvin E. Kite, Jr., John A. Kite, Paul W. Kite and Thomas K. McGowan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 31, 2005	By:	/s/ Daniel R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer